Exhibit 10.2

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT is entered into as of the      day of              200    , by and between Chart Industries, Inc., a Delaware corporation (the “Company”), and                      (the “Optionee”).

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) is authorized to administer the Company’s 2004 Stock Option Plan for Outside Directors (the “Plan”); and

WHEREAS, the Committee has determined that the Optionee, as an Eligible Director, should be granted a stock option under the Plan upon the terms and conditions set forth in this Agreement, and for the number of shares of Common Stock, par value $.01 per share, of the Company (the “Shares”) set forth herein below.

NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

1. Definitions. Capitalized terms shall have the meanings set forth in the Plan (as defined below) unless otherwise specifically set forth below or elsewhere herein:

(a)	The word “Agreement” shall mean this instrument.

(b)	The words “Family Group” shall mean with respect to the Optionee such person’s spouse, siblings and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such person and/or such person’s spouse, siblings and/or descendants.

(c)	The word “Option” shall mean the right and option of the Optionee to purchase Shares pursuant to the terms of this Agreement.

(d)	The words “Option Price” shall mean the price at which Shares may be acquired upon the exercise of any Option.

(e)	The words “Option Shares” shall mean (i) the Shares and any other capital stock or equity securities of the Company acquired by the Optionee or his successors by virtue of the exercise of the Option and (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of stock dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Option Shares, such shares shall cease to be Option Shares when they have been sold to the public pursuant to a resale offering registered under the Securities Act or to the public through a broker dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

(f)	The words “Personal Representative” shall mean, following the Optionee’s death, the person who shall have acquired, by will or by the laws of descent and distribution, the right to exercise any Option.

(g)	The word “Plan” shall mean the Company’s 2004 Stock Option Plan for Outside Directors, as in effect on the date of this Agreement (a copy of which is attached as Exhibit A).

(h)	The words “Public Offering” shall mean a public offering and sale of capital stock or equity securities of the Company pursuant to an effective registration statement under the Securities Act.

(i)	The words “Qualified Public Offering” shall mean a Public Offering which results in aggregate proceeds to the Company and/or the Stockholders (as defined in the Investor Rights Agreement) of at least $50,000,000.

(j)	The words “Securities Act” shall mean the Securities Act of 1933, as amended or any similar federal law in force.

(k)	The words “Successor Agreement” shall mean an agreement in the form attached hereto as Exhibit B under which any prospective transferee of Option Shares agrees to be bound by the obligations imposed hereunder on a holder of Option Shares.

2. Grant of Option. Effective as of the date of this Agreement, the Company grants to the Optionee, upon the terms and conditions set forth hereinafter, the right and option to purchase all or any number of an aggregate of              Shares. All of the Shares shall be subject to a nonqualified stock option at an Option Price of              per Share.

3. Term of Option. The term of the Option shall be for a period of ten years from the date hereof. The Option shall expire at the close of regular business hours at the Company’s principal business office on the last day of the term of the Option, or, if earlier, on the applicable expiration date provided for in Sections 5 or 6 hereof.

4. Exercise Date. The Optionee shall not be entitled to exercise the Option with respect to the Shares until the first anniversary of the date of this Agreement, or at such earlier time provided in Section 7 hereof. To the extent that the Option becomes so exercisable with respect to the Shares, the Option may thereafter be exercised by the Optionee to purchase all or any number of such Shares at any time or from time to time prior to the expiration of the Option. Except as provided in Sections 5 and 6 hereof, the Option may not be exercised at any time unless the Optionee is serving as a Director at such time.

5. Termination of Service; No Right to Serve as a Director or Other Benefits. If the Optionee ceases to serve as a Director for any reason other than his or her death, the Option may be exercised only to the extent of the purchase rights, if any, which, pursuant to Section 4 hereof, existed as of the date the Optionee ceases to be a Director and which have not theretofore been exercised; provided, however, that the Committee may in its absolute discretion determine (but shall not be under any obligation to determine) that such purchase rights shall be deemed to include additional Shares which are subject to the Option. Subject to the provisions of Section 6, upon an Optionee’s ceasing to serve as a Director, such purchase rights shall in any event terminate upon the earlier of (a) three months after the date the Optionee ceased to be a Director, or (b) the last day of the term of the Option.

Nothing in this Agreement shall confer upon any Optionee any right to (a) continue as a Director or (b) to receive any remuneration or benefits not set forth in this Agreement. This Agreement shall not interfere with or limit any right of the stockholders of the Company to remove Optionee as a member of the Board of Directors, with or without cause.

6. Death of Optionee. If the Optionee dies while serving as a Director, or within three months of the Optionee’s having ceased to be a Director, the Optionee’s Personal Representative may exercise the Option to the extent of the purchase rights, if any, which, pursuant to Section 4 hereof, existed as of the date of the Optionee’s death and which have not theretofore been exercised; provided, however, that the Committee may in its absolute discretion determine (but shall not be under any obligation to determine) that such purchase rights shall be deemed to include additional Shares which are subject to the Option. Such purchase rights shall in any event terminate upon the earlier of (a) the first anniversary of the date the Optionee ceased to serve as a Director; or (b) the last day of the term of the Option.

7. Acceleration of Vesting Upon Certain Events. Upon the occurrence of any of the following events, the Optionee shall have the immediate right (notwithstanding the provisions of Section 4 hereof) to exercise the Option with respect to all Shares covered by the Option:

(a)	death of the Optionee while the Optionee is serving as a Director;

(b)	removal of the Optionee as a member of the Board of Directors without cause; or

(c)	a Change in Control (as defined under the terms of the Plan).

8. Exercise of Option. The Option may be exercised by delivering to the Treasurer of the Company at its principal business office a completed Notice of Exercise of Option (obtainable from the Treasurer of the Company) setting forth the number of Shares with respect to which the Option is being exercised. Such Notice shall be accompanied by payment in full for the Shares. Such payment shall be made by certified or cashier’s check payable to the Company in the amount of the aggregate purchase price for such Shares, or, if permitted by the Committee, in whole or in part in Shares having a Fair Market Value on the date the Option is exercised equal to that portion of the purchase price for which payment in cash is not made, or by any other method prescribed by the Committee that it determines to be consistent with applicable law and the purposes of the Plan.

9. Issuance of Share Certificates. Subject to the last sentence of this Section 9 and to Sections 16 and 17, upon receipt by the Company prior to expiration of the Option of a duly completed Notice of Exercise of Option to exercise the Option accompanied by full payment for the Shares being purchased pursuant to such Notice (and, with respect to any Option exercised pursuant to Section 6 or Section 11 hereof by someone other than the Optionee, accompanied in addition by proof satisfactory to the Committee of the right of such person to exercise the Option), the Company shall promptly cause to be made or otherwise delivered to the Optionee, a certificate for the number of shares so purchased. The Optionee shall not have any of the rights of a stockholder with respect to the Shares which are subject to the Option unless and until a certificate representing such Shares is issued to the Optionee. The Company shall not be required to issue any certificates for Shares upon the exercise of an Option granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on any securities exchange (if any) on which the Shares may then be listed or quoted, and (iii) completion of any registration or other qualification of the Shares under any state, federal or other law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Shares is not necessary or advisable.

10. Restrictions on Transfer of Option Shares.

10.1 Transfer Restrictions. No holder of Option Shares may sell, transfer, assign, pledge or otherwise directly or indirectly dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a “Transfer”) any Option Shares or interest therein, except any Exempt Transfer (as defined below) of Option Shares pursuant to and in accordance with Section 10.2.

10.2 Exempt Transfers. The restrictions set forth in this Section 10.1 above shall not apply to any of the following Transfers:

(a) subject to the final paragraph of this Section 10.2, (1) a Transfer of Option Shares by will or pursuant to the applicable laws of descent and distribution, (2) a Transfer of Option Shares among the transferor’s Family Group, or (3) a Transfer pursuant to a qualified domestic relations order as defined in the Code; or

(b) a Transfer that has been approved in advance by the Committee, in its sole discretion, subject to such terms and conditions as the Committee may impose on such Transfer, in its sole discretion, including requiring the transferee to become subject to the transfer restrictions provided for in this Agreement.

A transferee of Option Shares pursuant to a Transfer described in clause (a) above is sometimes referred to herein as a “Permitted Transferee.” Not less than five business days prior to any Transfer of Option Shares pursuant to the foregoing clause (a), the transferor shall deliver a written notice to the Company, which notice shall disclose in reasonable detail the nature of the proposed Transfer and the identity of the proposed transferee(s). Notwithstanding the foregoing, the restrictions contained in this Agreement shall continue to be applicable to the Option Shares following any Transfer to a Permitted Transferee, and no Transfer to a Permitted Transferee may be consummated unless prior thereto the transferor thereof shall have complied with Section 10.3 below. In addition, and notwithstanding the foregoing, no holder of Option Shares may avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such Person’s interest in any such Permitted Transferee, and any Transfer or attempted Transfer in violation of this covenant shall be void and otherwise subject to Section 10.3 below. Any Transfer permitted pursuant to this Section 10.2 is referred to in this Agreement as an “Exempt Transfer.”

10.3 Successor Agreement; Void Transfers. Prior to consummating, or committing to consummate, any Transfer of Option Shares to any Person (including any Permitted Transferee), the transferor of such Option Shares shall cause each prospective transferee thereof to execute and deliver to the Company a Successor Agreement. Any Transfer or attempted Transfer of any Option Shares in violation of the foregoing or any other provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Option Shares as the owner of such shares for any purpose.

10.4 Termination. The restrictions on the Transfer of Option Shares set forth in Sections 10.1 and 10.3, and the legend requirement set forth in Section 10.6, shall expire and terminate with respect to each Option Share upon the earliest to occur of (i) the consummation of a Qualified Public Offering, (ii) the occurrence of a Change of Control, (iii) the consummation of an Approved Sale (as defined in the Investor Rights Agreement), or (iv) such time as the Committee may determine, in its sole discretion, that such restrictions shall cease to apply.

10.5 Resales of Option Shares. In addition to the restrictions imposed above, no holder of Option Shares shall, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise Transfer any Option Shares during the seven days prior to and the 180-day period beginning on the effective date of the Company’s initial primary Public Offering (i.e., the initial Public Offering for the Company’s own account) consummated after the date hereof, any underwritten Demand Registration or any underwritten Piggyback Registration (as such terms are defined in the Investor Rights Agreement) (except as part of such underwritten registration), unless the underwriters managing such registered Public Offering otherwise agree in writing.

10.6 Legend. Each certificate evidencing Option Shares and each certificate issued in exchange for or upon the transfer of any Option Shares (if such shares remain Option Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO A STOCK OPTION AGREEMENT DATED AS OF                  , 200    , AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE HOLDER OF SUCH SECURITIES. A COPY OF SUCH STOCK OPTION AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY’S CHIEF FINANCIAL OFFICER.”

The legend set forth above shall be promptly removed from the certificates evidencing any Option Shares for which the restrictions contained in Sections 10.1 and 10.3 have terminated in accordance with Section 10.4 hereof.

11. Successors in Interest, Etc. This Agreement shall be binding upon and inure to the benefit of any successor of the Company and the heirs, estate, and Personal Representative of the Optionee. The Option shall not be transferable other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee provided that a guardian or other legal representative who has been duly appointed for such Optionee may exercise the Option on behalf of the Optionee. A deceased Optionee’s Personal Representative shall act in the place and stead of the deceased Optionee with respect to exercising an Option or taking any other action pursuant to this Agreement.

12. Provisions of Plan Control. This Agreement is subject to all of the terms, conditions, and provisions of the Plan and to such rules, regulations, and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. A copy of the Plan is attached hereto as Exhibit A and is incorporated herein by reference. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Any action or determination that may be taken or made by the Committee under this Agreement alternatively may be taken or made by the Board of Directors of the Company, which shall be deemed to act as the “Committee” for purposes of this Agreement in so taking or making any such action or determination.

13. No Liability Upon Distribution of Shares. The liability of the Company under this Agreement and any distribution of Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with this Agreement.

14. Taxes. The Optionee agrees that the Company may make appropriate provision for tax withholding or payment with respect to the transactions contemplated by this Agreement including such withholding as may be appropriate under applicable federal, state, local or foreign tax laws.

15. Voluntary Award. The Optionee acknowledges and agrees that the Option granted hereunder is granted on a voluntary basis and without creating legal rights on the part of the Optionee for the future.

16. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Common Stock upon exercise of the Option that would cause the Company to violate any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission and the principal securities exchange (if any) upon which the Common Stock is then traded or quoted) having jurisdiction over the affairs of the Company. The Optionee agrees that he will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of shares of Common Stock complies with the provisions described by this Section 16.

17. Investment Representation. The Optionee hereby represents and warrants that any Shares which he may acquire by virtue of the exercise of the Option shall be acquired solely for his own account, for investment purposes only, and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the Shares which are subject to the Option shall be registered under the Securities Act, part of a class of shares registered under Section 12 of the Exchange Act, and exempt from the registration requirements of applicable state securities laws, or in the event there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the offer or sale of the Shares which are subject to the Option may lawfully be made without registration under the Securities Act and applicable state securities laws. The Optionee agrees to sign a certificate to such effect at the time of exercising the Option and agrees that the certificate for the Shares so purchased may be inscribed with the following legend to ensure compliance with the Securities Act and applicable state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES HAS BECOME EFFECTIVE AND ANY APPLICABLE REQUIREMENTS OF STATE SECURITIES LAWS ARE MET, OR UNLESS THE STOCKHOLDER ESTABLISHES TO THE SATISFACTION OF THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

18. Restricted Securities. The Optionee understands and acknowledges that (a) unless registered under the Securities Act, all of the Shares will constitute “restricted securities” as defined in Rule 144 under the Securities Act, (b) the Shares may not be transferred unless they become registered under the Securities Act or unless the holder thereof establishes to the satisfaction of the Company that an exemption from such registration is available, (c) the Company will have no obligation to provide any such registration or take such steps as are necessary to permit sale of the Shares without registration pursuant to Rule 144 or otherwise, (d) at such time as the Shares may be disposed of in routine sales without registration in reliance on Rule 144 under the Securities Act, such disposition may be made only in such amounts and in accordance with all of the terms and conditions applicable under Rule 144, and (e) if the Rule 144 exemption is not available, compliance with some other exemption from registration will be required.

19. Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

20. Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context shall require.

21. Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles of such State.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the day and year first above written.

CHART INDUSTRIES, INC.
(“Company”)

By:
Michael F. Biehl
Chief Financial Officer and Treasurer

[Name of Optionee]
(“Optionee”)

EXHIBIT A

CHART INDUSTRIES, INC. 2004 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

EXHIBIT B

FORM OF SUCCESSOR AGREEMENT

This notice is being delivered to Chart Industries, Inc., a Delaware corporation (the “Company”), pursuant to Section 10.3 of that certain Stock Option Agreement, dated as of                 , 200     (as amended from time to time, the “Stock Option Agreement”), by and between the Company and                     . Capitalized terms used herein shall have the meanings assigned to such terms in the Stock Option Agreement.

The undersigned hereby notifies the Company that [name of transferor] has transferred to the undersigned              shares of Common Stock that are Option Shares. In connection with such transfer, the undersigned hereby agrees to be bound by Sections 10, 11, 17 and 18 of the Stock Option Agreement and such other provisions of the Stock Option Agreement imposing obligations on a holder of Option Shares.

Any notice required under the Stock Option Agreement should be delivered to the undersigned at the address set forth below:

Facsimile:

Attention:

Dated:

[Transferee]